                      Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	October 26, 2017
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2017 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended September 30, 2017 and 2016:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended September 30, 2017, reported net income was $4.0 million, or $.29 per diluted share, as compared to $3.8 million, or $.28 per diluted share, during the third quarter of 2016.

As reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), and as discussed below, our financial results for the three and nine months ended September 30, 2017, include hurricane related expenses of approximately $3.4 million consisting of $2.2 million related to property damage and $1.2 million related to remediation and demolition expenses. Also included in our financial results for the three and nine months ended September 30, 2017 is $3.4 million of hurricane insurance recoveries which represent a portion of the total amount we believe we will ultimately recover in connection with the damage sustained from Hurricane Harvey.

As calculated on the Supplemental Schedule, our adjusted funds from operations (“AFFO”), which excludes the net impact of hurricane related expenses and hurricane insurance recoveries, and depreciation and amortization expense incurred by us and our unconsolidated affiliates, was $10.5 million, or $.77 per diluted share, during the third quarter of 2017, as compared to $10.1 million, or $.74 per diluted share during the third quarter of 2016. Our net operating income and AFFO for the three and nine months ended September 30, 2017, were unfavorably impacted by approximately $140,000, or $.01 per diluted share, as a result of the temporary closure of the hurricane impacted properties, as discussed below.

Consolidated Results of Operations - Nine-Month Periods Ended September 30, 2017 and 2016:

For the nine-month period ended September 30, 2017, reported net income was $39.6 million, or $2.91 per diluted share, as compared to $12.8 million, or $.95 per diluted share, during the first nine months of 2016.

As reflected on the attached Supplemental Schedule, our financial results for the first nine months of 2017 include the hurricane related expenses and hurricane insurance recoveries, as discussed above and below, and a gain of $27.2 million, or $2.00 per diluted share, recorded in connection with the March, 2017, St. Mary’s Professional Office Building transaction, as discussed below. After neutralizing the impact of the these items, our adjusted net income was $12.4 million, or $.91 per diluted share, during the first nine months of 2017, as compared to $12.8 million, or $.95 per diluted share, during the first nine months of 2016. The decrease in adjusted net income during the first nine months of 2017, as compared to the first nine months of 2016, was primarily attributable to an increase in depreciation and amortization expense incurred in connection with the various properties acquired during 2016.

As calculated on the Supplemental Schedule, our AFFO, which excludes the net impact of hurricane related expenses and hurricane insurance recoveries, the impact of the gain as well as depreciation and amortization expense incurred by us and our unconsolidated affiliates, increased to $31.7 million, or $2.33 per diluted share, during the first nine months of 2017, as compared to $30.7 million, or $2.29 per diluted share during the first nine months of 2016.

Dividend Information:

The third quarter dividend of $.66 per share was paid on September 29, 2017.

Capital Resources Information:

At September 30, 2017, we had $176.7 million of borrowings outstanding pursuant to the terms of our $250 million revolving credit agreement and $71.4 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

Acquisitions and Divestiture in Connection With Planned Like-Kind Exchange Transactions Pursuant to Section 1031 of the IRS Code:

During 2016 and 2017, as part of a series of planned tax deferred like-kind exchange transactions pursuant to Section 1031 of the Internal Revenue Code, we: (i) divested in March, 2017, the St. Mary’s Professional Office Building (“St. Mary’s”) located in Reno, Nevada; (ii) acquired during 2016, two medical office buildings located in Nevada and Maryland; (iii) acquired in July, 2017, the Health Center of Hamburg located in Hamburg, Pennsylvania, and; (iv) acquired in September, 2017, Las Palmas Del Sol, a free-standing emergency department (“FED”) located in El Paso, Texas.

The two 2016 acquisitions, as well as the two 2017 acquisitions mentioned below, were planned and executed in accordance with the provisions of Section 1031 of the Internal Revenue Code.  Therefore, we believe they qualify as tax deferred like-kind exchange transactions in connection with the below-mentioned divestiture of St. Mary’s in March, 2017.

2017 Transactions:

In March, 2017, we divested:

•

The St. Mary’s Professional Office Building located in Reno, Nevada. The divestiture of St. Mary’s generated an aggregate of approximately $57.3 million of net cash proceeds to us. These proceeds, which were net of closing costs and the purchase price paid for the minority member’s ownership interest in a related joint-venture entity, included repayment to us of a $21.4 million member loan.  Our results of operations for the nine-month period ended September 30, 2017 include a net gain of $27.2 million (net of related transaction costs) recorded in connection with this transaction.

In July, 2017, we acquired:

•	The Health Center at Hamburg located in Hamburg, Pennsylvania for a purchase price of approximately $4.7 million. This medical office building, which consists of approximately 15,400 rentable square feet, is 100% leased under the terms of a fifteen year triple net lease and has a remaining lease term of approximately 8.5 years, with two, five year renewal options.

In September, 2017, we acquired:

•

Las Palmas Del Sol, located in El Paso, Texas, for a purchase price of approximately $4.2 million.  This FED, which consists of approximately 9,395 rentable square feet, is 100% leased under the terms of a ten year triple net lease that has a remaining lease term of approximately 9 years, with two, five year renewal options.

At-The-Market Equity Issuance Program (“ATM Program”):

During the third quarter of 2017, we issued new shares in connection with our at-the-market (“ATM”) equity issuance program, pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of approximately $23.3 million to or through Merrill Lynch, Pierce, Fenner and Smith, Incorporated (“Merrill Lynch”), as sales agent and/or principal. The common shares were offered pursuant to the Registration Statement filed with the Securities and Exchange Commission, which became effective during the fourth quarter of 2015.

Pursuant to the ATM Program, during the third quarter of 2017, we issued 127,499 shares at an average price of $74.71 per share which generated approximately $9.1 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).  Since inception of this program through September 30, 2017, we have issued 957,415 shares at an average price of $52.22 per share, which generated approximately $47.9 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses). As of September 30, 2017, we have met our aggregate sales threshold of $23.3 million pursuant to this program.

Hurricane Harvey Impact:

In late August, 2017, five of our medical office buildings listed below located in the Houston, Texas area incurred extensive water damage as a result of Hurricane Harvey. Since the hurricane, each of these properties remain temporarily closed and non-operational as we continue to assess the damage before restoring the properties to an operational condition. Although we can provide no assurance on the estimated re-opening dates, it is expected that the buildings will be closed through the remainder of 2017 and into the first half of 2018.  In the aggregate, these properties comprised approximately 2% of our consolidated revenues and funds from operations during the six months ended June 30, 2017.

As discussed below, we believe we are entitled to insurance recovery proceeds for substantially all of the costs incurred related to the remediation, repair and reconstruction of each of these properties, subject to certain deductibles and other limitations. In addition, during the period these properties are non-operational, we believe we are entitled to business interruption insurance recoveries for the lost income related to each of these properties, subject to certain deductibles and other limitations.

Properties damaged and closed from Hurricane Harvey:

•	Cypresswood Professional Center – located in Spring, Texas and consisting of two medical office buildings (“MOBs”) with an aggregate of approximately 40,000 rentable square feet.
•	Professional Buildings at King’s Crossing – located in Kingwood, Texas and consisting of two MOBs with an aggregate of approximately 24,300 rentable square feet.

•	Kelsey-Seybold Clinic at King’s Crossing – located in Kingwood, Texas and consisting of one MOB with approximately 20,500 rentable square feet.

Hurricane related expenses and recoveries:

At the time of the hurricane, we maintained insurance policies with a commercial insurance carrier providing for property damage coverage, subject to certain deductibles and other limitations, of up to $20 million in the aggregate applicable to the impacted properties and up to $50 million in the aggregate for business interruption coverage pursuant to a shared limit policy. Additionally, we have insurance coverage under the National Flood Insurance Program providing for property damage coverage of up to $500,000 per each of the 5 buildings, subject to certain deductibles and other limitations. When all property insurance coverage and deductibles applicable to the above-mentioned hurricane damaged buildings are considered, we believe we are entitled to recovery of substantially all hurricane related expenses and reconstruction costs, less an aggregate net deductible of $25,000.  In addition, pursuant to the business interruption policy, we believe we are entitled to substantially all lost income at these properties resulting from the hurricane, less an aggregate deductible of $100,000. However, we can provide no assurance that we will ultimately collect, after satisfaction of the applicable deductibles, substantially all of the hurricane related expenses and reconstruction costs and the lost income resulting from the related interruption of business at the impacted properties.

Included in our financial results for the three and nine-month periods ended September 30, 2017 are hurricane related expenses of approximately $3.4 million consisting of $2.2 million related to property damage and $1.2 million related to remediation and demolition expenses. Also included in our financial results for the three and nine-month periods ended September 30, 2017 are hurricane related insurance recoveries of approximately $3.4 million ($1.5 million of which was received in September, 2017), reflecting recovery of our preliminary estimate of hurricane related expenses which we believe are less than the probable commercial insurance proceeds due to us in connection with property damage and related expenses. As of September 30, 2017, our financial statements do not include any business interruption insurance recoveries, however, we expect that business interruption insurance recoveries will be recognized in future periods when recovery proceeds are probable and/or insurance carrier notifications are received.

The hurricane related expenses and insurance recoveries recorded to date are based upon our preliminary damage assessments of the real property at each of the above-mentioned properties.  However, due to the nature and extent of the damage to each property and the surrounding communities, a complete and final assessment to determine the exact nature and extent of the losses at each property has not yet been completed. We are therefore unable to assess the ultimate damage sustained at each property, the ultimate repair cost of the damaged property or the amount of total insurance recoveries we may ultimately receive. Although we believe that our ultimate insurance recoveries for claims related to hurricane losses will exceed the combined net book value of the damaged property and the incurred hurricane related expenses, the timing and amount of such proceeds cannot be determined at this time, since it will be based upon factors such as ultimate replacement costs of damaged assets and the ultimate value of the business interruption claims. Therefore, it is likely that we will record additional hurricane related expenses and hurricane insurance recoveries in future periods related to Hurricane Harvey, which could be material.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments in sixty-eight properties located in twenty states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2016 and in Item 2 – Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2017), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, and adjusted funds from operations (“AFFO”) and AFFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of gains, such as gains on transactions that occurred during the periods presented. AFFO was also computed for the three and nine-month periods ended September 30, 2017, as reflected on the Supplemental Schedules and discussed herein, since we believe it is helpful to our investors since it adjusts for the hurricane accounting impact on our financial statements. FFO/AFFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO/AFFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO/AFFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016 and our report on Form 10-Q for the quarterly period ended June 30, 2017. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2017 and 2016

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Base rental - UHS facilities	$4,242	$4,066	$12,625	$12,226
Base rental - Non-related parties	10,167	9,273	30,253	27,118
Bonus rental - UHS facilities	1,126	1,118	3,656	3,557
Tenant reimbursements and other - Non-related parties	2,440	2,168	6,872	5,984
Tenant reimbursements and other - UHS facilities	219	176	683	603
	18,194	16,801	54,089	49,488
Expenses:
Depreciation and amortization	6,321	5,893	18,761	16,872
Advisory fees to UHS	908	832	2,648	2,380
Other operating expenses	4,877	4,663	14,505	13,603
Transaction costs	(19)	331	107	477
Hurricane related expenses	3,398	-	3,398	-
Hurricane insurance recoveries	(3,398)	-	(3,398)	-
	12,087	11,719	36,021	33,332
Income before equity in income of unconsolidated limited liability companies ("LLCs"), interest expense and gain	6,107	5,082	18,068	16,156
Equity in income of unconsolidated LLCs	384	1,110	1,959	3,396
Gain on fair value recognition resulting from purchase of minority interest in majority-owned LLC, net	-	-	27,196	-
Interest expense, net	(2,531)	(2,374)	(7,668)	(6,783)
Net income	$3,960	$3,818	$39,555	$12,769
Basic earnings per share	$0.29	$0.28	$2.91	$0.95
Diluted earnings per share	$0.29	$0.28	$2.91	$0.95

Weighted average number of shares outstanding - Basic	13,621	13,575	13,595	13,426
Weighted average number of share equivalents	-	-	-	5
Weighted average number of shares and equivalents outstanding - Diluted	13,621	13,575	13,595	13,431

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended September 30, 2017 and 2016

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	September 30, 2017		September 30, 2016
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$3,960	$0.29	$3,818	$0.28
Adjustments:
Plus: Hurricane related expenses	3,398	0.25	-	-
Less: Hurricane insurance recoveries	(3,398)	(0.25)	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$3,960	$0.29	$3,818	$0.28

Calculation of Adjusted Funds From Operations (“AFFO”)

	Three Months Ended		Three Months Ended
	September 30, 2017		September 30, 2016
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$3,960	$0.29	$3,818	$0.28
Plus: Depreciation and amortization expense:
Consolidated investments	6,189	0.46	5,781	0.43
Unconsolidated affiliates	302	0.02	463	0.03
Funds From Operations ("FFO")	10,451	0.77	10,062	0.74
Hurricane related expenses	3,398	0.25	-	-
Hurricane insurance recoveries	(3,398)	(0.25)	-	-
AFFO	$10,451	$0.77	$10,062	$0.74

Dividend paid per share		$0.660		$0.650

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the nine months ended September 30, 2017 and 2016

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Nine Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2016
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$39,555	$2.91	$12,769	$0.95
Adjustments:
Plus: Hurricane related expenses	3,398	0.25	-	-
Less: Gain on fair value recognition resulting from purchase of minority interest in majority-owned LLC, net	(27,196)	(2.00)	-	-
Hurricane insurance recoveries	(3,398)	(0.25)	-	-
Subtotal adjustments to net income	(27,196)	(2.00)	-	-
Adjusted net income	$12,359	$0.91	$12,769	$0.95

Calculation of Adjusted Funds From Operations (“AFFO”)

	Nine Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2016
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$39,555	$2.91	$12,769	$0.95
Plus: Depreciation and amortization expense:
Consolidated investments	18,378	1.35	16,549	1.23
Unconsolidated affiliates	981	0.07	1,378	0.11
Less: Gain on fair value recognition resulting from purchase of minority interest in majority-owned LLC, net	(27,196)	(2.00)	-	-
Funds From Operations ("FFO")	31,718	2.33	30,696	2.29
Hurricane related expenses	3,398	0.25	-	-
Hurricane insurance recoveries	(3,398)	(0.25)	-	-
AFFO	$31,718	$2.33	$30,696	$2.29

Dividend paid per share		$1.975		$1.945

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	September 30,	December 31,
	2017	2016
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$547,358	$534,190
Accumulated depreciation	(149,909)	(138,588)
	397,449	395,602
Land	53,037	51,638
Net Real Estate Investments	450,486	447,240
Investments in and advances to limited liability companies ("LLCs")	4,695	35,593
Other Assets:
Cash and cash equivalents	3,948	3,930
Base and bonus rent and other receivables from UHS	3,883	2,321
Rent receivable - other	5,864	5,291
Hurricane insurance recoveries receivable	1,898	-
Intangible assets (net of accumulated amortization of $29.6 million and $27.1 million at September 30, 2017 and December 31, 2016, respectively)	21,669	23,815
Deferred charges and other assets, net	6,535	6,560
Total Assets	$498,978	$524,750
Liabilities:
Line of credit borrowings	$176,700	$201,500
Mortgage notes payable, non-recourse to us, net	83,464	114,217
Accrued interest	620	626
Accrued expenses and other liabilities	14,817	11,809
Tenant reserves, deposits and deferred and prepaid rents	10,070	5,321
Total Liabilities	285,671	333,473
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2017 - 13,734,606; 2016 - 13,599,055	137	136
Capital in excess of par value	265,132	255,656
Cumulative net income	612,056	572,501
Cumulative dividends	(664,042)	(637,121)
Accumulated other comprehensive income	24	105
Total Equity	213,307	191,277
Total Liabilities and Equity	$498,978	$524,750